Exhibit 21

                            CIRCUIT CITY STORES, INC.
                           Subsidiaries of the Company

                                                         Jurisdiction of
                                                          Incorporation
          Subsidiary                                     or Organization

CarMax Auto Receivables, LLC                             Virginia


CarMax Auto Superstores, Inc.                            Virginia


CarMax Auto Superstores West Coast, Inc.                 California


CarMax Funding, LLC                                      Virginia


CarMax, Inc.                                             Virginia


CC Distribution Company of Virginia, Inc.                Virginia


Circuit City Properties, Inc.                            Virginia


Circuit City Stores West Coast, Inc.                     California


DC Funding International, Inc.                           Delaware


First North American National Bank                       National Bank - Georgia


Northern National Insurance Ltd.                         Bermuda


Patapsco Designs, Inc.                                   Maryland


Tyler International Funding, Inc.                        Delaware